                                                                    Exhibit 11.1


                 JACK CARL/312-FUTURES, INC. AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
        AS RESTATED FOR THE ONE-FOR-FOUR REVERSE SPLIT OF COMMON STOCK

                                  Three Months Ended        Nine Months Ended
                                       March 31,                March 31,
                                 ---------------------   ----------------------
                                   1996        1995         1996         1995
                                 --------   ----------   ---------   ----------
       PRIMARY
       -------

       EARNINGS (LOSS)

       Net income (loss)         $272,800   $1,047,300   $ (89,500)  $1,622,400

       Deduct assumed
         dividends on Class A
         preferred stock          (10,000)     (10,000)    (30,000)     (30,000)
                                 --------   ----------   ---------    ----------

       Net income (loss)
         applicable to
         common stock            $262,800   $1,037,300   $(119,500)  $1,592,400
                                 ========   ==========   =========   ==========
       SHARES

       Weighted average
         number of common
         shares outstanding    33,667,632   33,624,535  33,717,323   29,648,509
                               ==========   ==========  ==========   ==========

       Primary earnings (loss)
         per common share:

       Net income (loss)         $    .01   $      .03   $    (.00)  $     .05
                                 ========   ==========   =========   =========

                                                                    Exhibit 11.1


                 JACK CARL/312-FUTURES, INC. AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
        AS RESTATED FOR THE ONE-FOR-FOUR REVERSE SPLIT OF COMMON STOCK


                             Three Months Ended         Nine Months Ended
                                  March 31,                  March 31,
                           ----------------------     ----------------------
                             1996        1995           1996         1995
                           --------    ---------      --------    ----------
ASSUMING FULL DILUTION
- ----------------------

EARNINGS (LOSS)

Net income (loss)          $272,800    $1,047,300     $(89,500)   $1,622,400
                           ========    ==========     ========    ==========
SHARES

Weighted average
  number of common
  shares outstanding     33,667,632    33,624,535   33,717,323    29,648,509
                         ==========    ==========   ==========    ==========

Earnings (loss) per
  common share
  assuming full
  dilution:

Net income (loss)          $    .01    $      .03     $   (.00)   $      .05
                           ========    ==========     ========    ==========

                                     -30-